Exhibit 99.1

CONTACTS:	Dennis M. Oates	Steven V. DiTommaso	June Filingeri
	Chairman,	Vice President and	President
	President and CEO	Chief Financial Officer	Comm-Partners LLC
	(412) 257-7609	(412) 257-7661	(203) 972-0186

UNIVERSAL STAINLESS REPORTS FIRST QUARTER 2022 RESULTS

•	Quarter-end Backlog jumps to record $201.8 million, up 50% from Q4 2021 and 248% from Q1 2021

•	Q1 2022 Sales up 10.0% sequentially; Premium alloy sales up 26.9% from Q4 2021

•	Q1 2022 Gross margin is 8.5% of sales including AMJP grant benefit

•	Q1 2022 Net loss is $1.6 million, or $0.18 per diluted share

•	Q1 2022 EBITDA is $3.8 million; Adjusted EBITDA is $4.2 million

BRIDGEVILLE, PA, April 20, 2022 – Universal Stainless & Alloy Products, Inc. (Nasdaq: USAP) today reported that net sales for the first quarter of 2022 were $47.6 million, an increase of 10.0% from $43.2 million in the fourth quarter of 2021, and 28.4% higher than net sales of $37.0 million in the first quarter of 2021.

Sales of premium alloys increased 26.9% in the first quarter of 2022 to $8.9 million, or 18.8% of sales, compared with $7.0 million, or 16.3% of sales, in the fourth quarter of 2021, and $7.6 million, or 20.4% of sales, in the first quarter of 2021. More than 25% of total backlog at the end of the first quarter consisted of premium alloy products.

The Company’s gross margin totaled $4.1 million, or 8.5% of sales, in the first quarter of 2022. In the fourth quarter of 2021, the gross margin was $3.7 million, or 8.7% of sales. The gross margin was a loss of $0.2 million, or (0.7%), in the first quarter of 2021, including $2.6 million in fixed cost absorption charges. Gross margin in the 2022 first quarter included a $1.1 million benefit related to a grant received under the Aviation Manufacturing Jobs Protection (AMJP) Program.

Chairman, President and CEO Dennis Oates commented: “Recovery in aerospace demand continued in the first quarter, which included a 17% sequential increase in aerospace sales and a 27% increase in premium alloys. Our year-over-year sales to aerospace customers were up 35% from the first quarter of 2021.

“Aerospace demand drove the exceptional growth in our backlog, which rose by more than $67 million, or 50%, from the record fourth quarter of 2021, to reach a new record of $201.8 million at March 31, 2022. A full 25% of that backlog consisted of premium alloys, mainly for aerospace applications.

“Recovery in aerospace demand is being driven by increasing airplane build rates and expanding order books at airplane manufacturers — supported by the accelerating come-back in air traffic, as COVID-related travel restrictions have eased in many parts of the world.

“First quarter profitability benefited from increased higher-margin premium alloy sales and rising commodity prices, but those impacts were more than offset by operating difficulties early in the quarter related to supply chain issues, labor shortages and accelerating inflation.

“Sales increased sequentially in the balance of our end markets, with the exception of the heavy equipment market, where sales were lower by 11%. Heavy equipment remains our second largest market after aerospace. Sales to the heavy equipment market tend to vary from quarter-to-quarter, but the outlook for full year 2022 remains strong on continued industrial equipment demand and model changeovers to electric vehicles by auto makers.

“Our main priority is to get back on track with our profitability targets. The first challenge is the resumption of operations at our Bridgeville Electric Arc Melting facility following a liquid metal spill earlier this month, as previously announced. Our recovery plan is progressing ahead of schedule, and we estimate that melt operations there will resume the week of May 23. All other operations are functioning normally and there have been no interruptions in our product delivery schedules because of the spill.

Mr. Oates concluded: “Despite on-going challenges, we entered the second quarter with exceptional backlog and bookings and recovering markets. We also have a dedicated team of employees, who have proven their resilience and ability to overcome the many obstacles we have faced over the past two years while at the same time seizing new opportunities. Because of them, I remain highly confident in our Company’s future.”

Quarterly Results of Operations

The net loss for the first quarter of 2022 was $1.6 million, or $0.18 per diluted share, compared with a net loss of $1.6 million, or $0.18 per diluted share, in the fourth quarter of 2021 and a net loss of $4.5 million, or $0.51 per diluted share, in the 2021 first quarter. There was pretax benefit related to the Company’s AMJP grant of $1.1 million in the first quarter of 2022, and a pretax fixed cost absorption charge of $2.6 million in the first quarter of 2021.

The Company’s EBITDA for the first quarter of 2022 was $3.8 million while adjusted EBITDA was $4.2 million.

Managed working capital was $142.7 million at March 31, 2022 compared with $136.9 million at December 31, 2021 and $112.3 million at the end of the first quarter of 2021. The sequential increase in managed working capital in the 2022 first quarter was mainly due to higher accounts receivable resulting from the high volume of shipments in March. Inventory was $147.6 million at the end of the first quarter of 2022, compared with $140.7 million at the end of the fourth quarter of 2021, and $111.6 million at the end of the 2021 first quarter. The increase in inventory in the most recent quarter reflects increased work in process to support backlog growth and higher raw material prices and is offset by an increase in accounts payable.

Backlog (before surcharges) increased 50.0% to $201.8 million at March 31, 2022 from $134.5 million at December 31, 2021, and increased 247.9% from $58.0 million at the end of the first quarter of 2021.

The Company’s total debt at March 31, 2022 was $76.0 million, compared with $69.2 million at December 31, 2021, and $51.6 million at March 31, 2021.

Capital expenditures for the first quarter of 2022 totaled $2.5 million, compared with $4.6 million for the fourth quarter of 2021, and $2.7 million in the first quarter of 2021. The Company expects full year 2022 capital expenditures to total $20.0 million to support its strategic growth objectives.

Conference Call and Webcast

The Company has scheduled a conference call for today, April 20th, at 10:00 a.m. (Eastern) to discuss first quarter 2022 results. Those wishing to listen to the live conference call via telephone should dial 706-679-0668, passcode 7965849. A simultaneous webcast will be available on the Company’s website at www.univstainless.com, and thereafter archived on the website through the end of the second quarter of 2022.

About Universal Stainless & Alloy Products, Inc.

Universal Stainless & Alloy Products, Inc., established in 1994 and headquartered in Bridgeville, PA, manufactures and markets semi-finished and finished specialty steels, including stainless steel, nickel alloys, tool steel and certain other alloyed steels. The Company’s products are used in a variety of industries, including aerospace, power generation, oil and gas, and heavy equipment manufacturing. More information is available at www.univstainless.com.

Forward-Looking Information Safe Harbor

Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks include, among others, the Company’s ability to maintain its relationships with its significant customers and market segments; the Company’s response to competitive factors in its industry that may adversely affect the market for finished products manufactured by the Company or its customers; the Company’s ability to compete successfully with domestic and foreign producers of specialty steel products and products fashioned from alternative materials; changes in overall demand for the Company’s products and the prices at which the Company is able to sell its products in the aerospace industry, from which a substantial amount of our sales is derived; the Company’s ability to develop, commercialize, market and sell new applications and new products; the receipt, pricing and timing of future customer orders; the impact of changes in the Company’s product mix on the Company’s profitability; the Company’s ability to maintain the availability of raw materials and operating supplies with acceptable pricing; the availability and pricing of electricity, natural gas and other sources of energy that the Company needs for the manufacturing of its products; risks related to property, plant and equipment, including the Company’s reliance on the continuing operation of critical manufacturing equipment; the Company’s success in timely concluding collective bargaining agreements and avoiding strikes or work stoppages; the Company’s ability to attract and retain key personnel; the Company’s ongoing requirement for continued compliance with laws and regulations, including applicable safety and environmental regulations; the ultimate outcome of the Company’s current and future litigation matters; the Company’s ability to meet its debt service requirements and to comply with applicable financial covenants; risks associated with conducting business with suppliers and customers in foreign countries; public health issues, including COVID-19 and its uncertain impact on our facilities and operations and our customers and suppliers and the effectiveness of the Company’s actions taken in response to these risks; risks related to acquisitions that the Company may make; the Company’s ability to protect its information technology infrastructure against service interruptions, data corruption, cyber-based attacks or network security breaches; the impact on the Company’s effective tax rates from changes in tax rules, regulations and interpretations in the United States and other countries where it does business; and the impact of various economic, credit and market risk uncertainties. Many of these factors are not within the Company’s control and involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from any future performance suggested herein. Any unfavorable change in the foregoing or other factors could have a material adverse effect on the Company’s business, financial condition and results of operations. Further, the Company operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond the Company’s control. Certain of these risks and other risks are described in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, copies of which are available from the SEC or may be obtained upon request from the Company.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP). These measures include earnings (loss) before interest, income taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA. We include these measurements to enhance the understanding of our operating performance. We believe that EBITDA, considered along with net earnings (loss), is a relevant indicator of trends relating to cash generating activity of our operations. Adjusted EBITDA excludes the effect of share-based compensation expense and noted special items such as impairments and costs or income related to special events such as periods of low activity or insurance claims. We believe that excluding these costs provides a consistent comparison of the cash generating activity of our operations. We believe that EBITDA and Adjusted EBITDA are useful to investors as they facilitate a comparison of our operating performance to other companies who also use EBITDA and Adjusted EBITDA as supplemental operating measures. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measures. These non-GAAP measures may not be entirely comparable to similarly titled measures used by other companies due to potential differences among calculation methodologies. A reconciliation of these non-GAAP financial measures to their most directly comparable financial measure prepared in accordance with GAAP is included in the tables that follow.

[TABLES FOLLOW]

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

FINANCIAL HIGHLIGHTS

(Dollars in Thousands, Except Per Share Information)

(Unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31,
	2022	2021
Net sales	47,562	37,038
Cost of products sold	43,509	37,286

Gross margin	4,053	(248)
Selling, general and administrative expenses	5,049	5,231

Operating loss	(996)	(5,479)
Interest expense	653	494
Deferred financing amortization	56	56
Other expense, net	13	16

Loss before income taxes	(1,718)	(6,045)
Income taxes	(103)	(1,516)

Net loss	$(1,615)	$(4,529)

Net loss per common share - Basic	$(0.18)	$(0.51)

Net loss per common share - Diluted	$(0.18)	$(0.51)

Weighted average shares of common stock outstanding:
Basic	8,946,174	8,888,815
Diluted	8,946,174	8,888,815

MARKET SEGMENT INFORMATION

	Three months ended March 31,
Net Sales	2022	2021
Service centers	$33,253	$25,844
Original equipment manufacturers	4,704	4,795
Rerollers	4,508	3,793
Forgers	4,688	2,212
Conversion services and other	409	394

Total net sales	$47,562	$37,038

Tons shipped	6,829	7,048

MELT TYPE INFORMATION

	Three months ended March 31,
Net Sales	2022	2021
Specialty alloys	$38,220	$29,091
Premium alloys *	8,933	7,553
Conversion services and other sales	409	394

Total net sales	$47,562	$37,038

END MARKET INFORMATION **

	Three months ended March 31,
Net Sales	2022	2021
Aerospace	$30,102	$22,227
Power generation	1,297	1,199
Oil & gas	4,352	3,066
Heavy equipment	8,074	8,080
General industrial, conversion services and other	3,737	2,466

Total net sales	$47,562	$37,038

*	Premium alloys represent all vacuum induction melted (VIM) products.
**

The majority of our products are sold to service centers rather than the ultimate end market customers. The end market information in this press release is our estimate based upon our knowledge of our customers and the grade of material sold to them, which they will in-turn sell to the ultimate end market customer.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2022	December 31, 2021
Assets
Cash	$279	$118
Accounts receivable, net	28,347	21,192
Inventory, net	147,632	140,684
Other current assets	8,498	8,567

Total current assets	184,756	170,561
Property, plant and equipment, net	157,157	159,162
Other long-term assets	886	909

Total assets	$342,799	$330,632

Liabilities and Stockholders’ Equity
Accounts payable	$31,549	$24,000
Accrued employment costs	2,608	4,303
Current portion of long-term debt	2,376	2,392
Other current liabilities	1,720	943

Total current liabilities	38,253	31,638
Long-term debt, net	73,585	66,852
Deferred income taxes	2,391	2,461
Other long-term liabilities, net	3,320	3,360

Total liabilities	117,549	104,311
Stockholders’ equity	225,250	226,321

Total liabilities and stockholders’ equity	$342,799	$330,632

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

	Three months ended March 31,
	2022	2021
Operating activities:
Net loss	$(1,615)	$(4,529)
Adjustments for non-cash items:
Depreciation and amortization	4,871	4,834
Deferred income tax	(122)	(1,518)
Share-based compensation expense	409	309
Changes in assets and liabilities:
Accounts receivable, net	(7,155)	(2,568)
Inventory, net	(7,365)	(639)
Accounts payable	7,872	6,149
Accrued employment costs	(1,695)	1,261
Income taxes	23	7
Other	798	(1,689)

Net cash (used in) provided by operating activities	(3,979)	1,617
Investing activity:
Capital expenditures	(2,520)	(2,683)

Net cash used in investing activity	(2,520)	(2,683)
Financing activities:
Borrowings under revolving credit facility	28,799	29,541
Payments on revolving credit facility	(21,535)	(20,820)
Proceeds from term loan facility	—	8,571
Payments on term loan facility, finance leases, and notes	(604)	(15,428)
Payments of financing costs	—	(539)

Net cash provided by financing activities	6,660	1,325

Net increase in cash	161	259
Cash at beginning of period	118	164

Cash at end of period	$279	$423

RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA

	Three months ended March 31,
	2022	2021
Net loss	$(1,615)	$(4,529)
Interest expense	653	494
Income taxes	(103)	(1,516)
Depreciation and amortization	4,871	4,834

EBITDA	3,806	(717)
Share-based compensation expense	409	309
Fixed cost absorption direct charge	—	2,557

Adjusted EBITDA	$4,215	$2,149